Purchase Agreement

      THIS AGREEMENT, made this 19th day of September 2000 (the "Effective Date"), is between Orchid Biosciences, Inc., a Delaware corporation, having a principal place of business at 303 College Road East, Princeton, New Jersey 08543 ("Orchid"), and DNAPrint Genomics, Inc., a Florida corporation, having a principal place of business at 1748 Independence Boulevard, Suite D1, Sarasota, Florida 34234 ("DNAPrint"). The parties agree as follows:

1     Sale of SNPstream Instrument

1.1 Orchid will sell to DNAPrint, and DNAPrint will purchase from Orchid, one (1) SNPstream Instrument at a purchase price of five hundred thousand dollars ($500,000).

1.2 The purchase price is due and owing upon delivery of the SNPstream Instrument to DNAPrint.

1.3 Payment will be made in United States Dollars by wire transfer of funds to an account designated by Orchid or by delivery of an irrevocable cashier's check to Orchid. The following is wire transfer information for Orchid's bank:

                        Bank Name:        xxxxxxxxxxxxxx
                        Bank Address:     xxxxxxxxxxxxxx
                                          xxxxxxxxxxxxxx
                        ABA #:            xxxxxxxxxxxxxx
                        Account Name:     xxxxxxxxxxxxxx
                        Account #:        xxxxxxxxxxxxxx
2     No License

2.1 ACQUISITION OR OPERATION OF THE SNPSTREAM INSTRUMENT DOES NOT PROVIDE ANY RIGHT OR LICENSE, EXPRESS OR IMPLIED, IN OR TO ANY
            PATENT, COPYRIGHT, TRADEMARK, TRADE SECRET, OR OTHER PROPRIETARY RIGHT, FOREIGN OR DOMESTIC, OF ORCHID OR ANY THIRD PARTY.

3     Delivery and Assembly of the SNPstream Instrument

3.1 Orchid will use reasonable commercial efforts to deliver, assemble and install the SNPstream Instrument at DNAPrint's facility (which facility is to be specified prior to September 20, 2000), free of charge, in accordance with its Standard Terms and Conditions of Delivery and Installation.

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3.2  DNAPrint  will  schedule a delivery  date which is prior to  September  30,
     2000.

3.3 If the premises of DNAPrint are not prepared for assembly and installation of the SNPstream Instrument as required by Orchid's Standard Terms and Conditions of Delivery and Installation as of the scheduled assembly and installation date, DNAPrint will reimburse all costs and expenses, including travel expenses, incurred by Orchid or its authorized representative in any resulting delay of the assembly or installation.

4    Supply of Software

4.1 Orchid will provide to DNAPrint, free of charge and on the terms and conditions of this Agreement, one (1) copy of software for the operation of the SNPstream Instrument ("Operation Software") and one
            (1) copy of software for the analysis of data generated by the SNPstream Instrument ("Analytic Software")(collectively the "Software Package") for use with and as part of the SNPstream Instrument.

4.2 A reasonable number of additional site licenses for the Analytic Software are available from Orchid, free of charge, for use by DNAPrint only with and as part of the SNPstream Instrument.

5     Limited License

5.1 The Software Package is licensed not sold. Orchid and/or its licensor(s) retains all right, title, and interests to the Software Package except for the limited license granted under this Agreement.

5.2 DNAPrint may use the Software Package only with and as part of the SNPstream Instrument; such use being limited to the storing, loading, installing, executing or displaying of the Operation Software on a single computer, processor or controller; the storing, loading, installing, executing or displaying of the Analytic Software on the dedicated computer(s) provided by Orchid; and the making of one (1) copy of the Software Package for archival or backup purposes only.

5.3 Any use of the Software Package not expressly permitted by this Agreement is prohibited.

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5.4         DNAPrint  may not  modify  or make  derivative  works  of any of the
            Software Package or reverse engineer, disassemble, or decompile any of the Software Package without the express prior written permission of Orchid.

5.5 DNAPrint may not sublicense, lend, lease or transfer the Software Package except only with the transfer of the SNPstream Instrument and the assignment of this Agreement. The transfer must include all of the Software Package (including all component parts, printed materials, any supplemental software code provided, and this
            Agreement). The transferee must agree to the provisions of this Agreement.

5.6 Orchid may, on reasonable prior notice to DNAPrint, during normal business hours, and no more than once per calendar quarter, inspect DNAPrint's facilities and records to verify that DNAPrint is in full compliance with the terms of this Agreement, including the limitations on the license under this Agreement. In lieu of an inspection, Orchid may request that an authorized officer of DNAPrint certify in writing that DNAPrint is in full compliance with the terms of this Agreement, including the limitations on the license under this Agreement.

5.7         This section 5 survives any termination of this Agreement.

6     Ancillary Software

6.1 Use of the Software Package may require use of an ancillary third-party program embedded in or delivered with the Software Package ("Third-Party Software"). DNAPrint's use of the Third-Party Software is governed by a separate agreement with the third-party supplier. ORCHID MAKES NO WARRANTY OF ANY KIND WITH RESPECT TO THIRD-PARTY SOFTWARE.

7     Training and Support

7.1 Orchid will provide, free of charge, reasonable technical training to DNAPrint's employees on the proper operation of the SNPstream Instrument and Software Package at DNAPrint's site or at Orchid's or another site in accordance with its Standard Terms and Conditions of Training. DNAPrint is solely responsible for the expenses of its employees in connection with the training.

7.2 Orchid will provide, free of charge, reasonable technical support to DNAPrint in its operation of the SNPstream Instrument in accordance with its Standard Terms and Conditions of Support.

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7.3  If DNAPrint  desires  training  or support in addition to that  provided by
     Orchid under paragraphs 7.1 and 7.2, DNAPrint will reimburse Orchid at Orchid's then prevailing rate for the additional training and support, including the travel and per diem expenses of the employees of Orchid traveling to DNAPrint's site. DNAPrint is solely responsible for the expenses of its employees in connection with any additional training or support.

7.4 Any supplemental software provided to DNAPrint as part of Orchid's technical support will be considered part of the Software Package and subject to the terms and conditions of this Agreement.

7.5 Orchid may modify its Standard Terms and Conditions of Training or its Standard Terms and Conditions of Support at any time upon written notice to DNAPrint.

7.6 At any time after one (1) year from the Effective Date of this Agreement, Orchid may elect, at its sole discretion, to discontinue any and all training or support, without any obligation to DNAPrint.

8     Service and Repair

8.1 Orchid will use commercially reasonable efforts to service and repair the SNPstream Instrument for DNAPrint, free of charge, for a period of one (1) year from the Effective Date of this Agreement.

8.2 DNAPrint will permit Orchid or an authorized representative reasonable access during normal business hours to periodically service, repair and inspect the SNPstream Instrument. DNAPrint is not authorized to, and agrees not to, service or repair, or to have a third party not authorized by Orchid, service or repair, the SNPstream Instrument.

8.3 Orchid will, at its option, repair or replace any SNPstream Instrument or any component thereof, provided that DNAPrint has at all times (1) had only employees of DNAPrint or contract employees of DNAPrint who have been trained by Orchid in the proper operation of the SNPstream Instrument operate it, (2) operated and maintained the SNPstream Instrument in full accordance with the instructional manual and sheets for the proper operation and maintenance of the SNPstream Instrument provided by Orchid, as they may be amended or supplemented by Orchid from time to time ("Operator's Manual"), (3) used only SNPware kits or other post-PCR reagents for SNP analysis delivered to it, or approved, by Orchid ("Consumables"), and (4) has had all service, repair or replacement of a component of the SNPstream Instrument performed by Orchid or an authorized representative of Orchid.

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8.4         DNAPrint is solely responsible for any repair, replacement,  loss or damage resulting from (1) any operation of the SNPstream Instrument by persons other than employees of DNAPrint or contract employees of DNAPrint who have been trained by Orchid in the proper operation of the SNPstream Instrument (2) any operation or maintenance of the
            SNPstream  Instrument,   or  any  component  thereof,  not  in  full
            accordance with the Operator's Manual, (3) use of any Consumable not delivered to it, or approved, by Orchid, or (4) service, repair or replacement of a component of the SNPstream Instrument other than by Orchid or an authorized representative of Orchid. DNAPrint must reimburse Orchid for all costs and expenses resulting from such repair, replacement, loss or damage to Orchid.

8.5 Orchid will use commercially reasonable efforts to timely repair or replace the SNPstream Instrument or any component thereof as may be required. Orchid will be responsible for the procurement of any replacement components and will use commercially reasonable efforts to promptly deliver to DNAPrint replacement components or a replacement SNPstream Instrument and, if required, visit DNAPrint's site to effect repair or replacement.

8.6 At any time after one (1) year from the Effective Date of this Agreement, Orchid may elect, at its sole discretion, to discontinue any and all service, repair or replacement (including the providing of replacement components or SNP stream Instrument), without any obligation to DNAPrint.

9     Records

9.1   To assist Orchid in providing training, support, service and repair,
            DNAPrint will keep accurate and complete records as to usage, performance, reliability, and operation of the SNPstream Instrument and Software Package, including data and other information relating to the accuracy, speed, throughput rates, usage, duration of operations, downtime, disruptions in use, ease of use, errors, problems, and solutions ("Technical Data") and will periodically make the Technical Data and other records available to Orchid.

9.2 Orchid may freely use Technical Data received from DNAPrint under this Agreement for its business purposes, including product support and designing modifications to the SNPstream Instrument or Software Package. Orchid also may disclose Technical Data to third parties for the purpose of describing the capabilities and performance of the SNPstream Instrument. This paragraph 9.2 survives any termination of this Agreement.

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9.3         Any new  feature,  functionality  or  improvement  to the  SNPstream
            Instrument or Software Package suggested by DNAPrint will be the sole and exclusive property of Orchid. This paragraph 9.3 survives any termination of this Agreement.

10    Markings

10.1 DNAPrint will not remove, alter, deface or cover any labels, markings, warnings, instructions, icons, serial numbers, model numbers, trademarks, trade names, or logos affixed or applied by Orchid to the SNPstream Instrument.

11    Limited Warranties

11.1  Warranties

11.1.1 Orchid warrants that the SNPstream Instrument when delivered to DNAPrint will be free from defects in materials and workmanship and will conform to its Specifications.

11.1.2 Orchid warrants that the Software Package (except any Third-Party Software) will perform substantially in accordance with its Specifications for a period of ninety (90) days from DNAPrint's receipt.

11.2  Exclusive Remedies

11.2.1 DNAPrint must promptly notify Orchid in writing of any failure of the SNPstream Instrument or Software package to perform in accordance with the warranties of section 11.1 (a "Defect Notice").

11.2.2      DNAprint's exclusive remedy and Orchid's entire liability for any failure to perform in accordance with any warranty will be
                  (a) correction of the failure, or (b) if Orchid is unable to correct the failure within a commercially reasonable period of time after receipt of the Defect Notice, (i) return of the purchase price of the SNPstream Instrument and Service Fee actually paid if the Defect Notice is received within thirty (30) days of the installation of the SNPstream Instrument, or (ii) return of the purchase price prorated (calculated on a straight line basis over a forty-eight (48) month period) for the time period from the installation of the SNPstream Instrument until Orchid's receipt of the Defect Notice if receipt is more than thirty (30) days after installation.

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11.3  Disclaimers

11.3.1 The warranties of section 11.1 are void if (1) the SNPstream Instrument was operated by persons other than employees of DNAPrint or contract employees of DNAPrint who had been trained by Orchid in the proper operation of the SNPstream Instrument, (2) any operation or maintenance of the SNPstream Instrument, or any component thereof, was not in full accordance with the Operator's Manual, (3) any Consumable not delivered to it, or approved, by Orchid was used, (4) service, repair or replacement of a component of the SNPstream Instrument was made other than by Orchid, or
     (5) the SNPstream Instrument or Software Package was altered or modified other than by Orchid.

11.3.2 ORCHID MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND NONE ARE CREATED, WHETHER UNDER THE UNIFORM COMMERCIAL CODE, CUSTOM OR USAGE IN THE INDUSTRY OR THE COURSE OF DEALINGS BETWEEN THE PARTIES.

11.4 ORCHID MAKES NO WARRANTY OR REPRESENTATION TO DNAPRINT THAT USE OF THE SNPSTREAM INSTRUMENT, SOFTWARE PACKAGE, OR ANY PRODUCT PRODUCED BY SUCH USE, WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADE SECRET, OR OTHER PROPRIETARY RIGHT, FOREIGN OR DOMESTIC.

11.5 ORCHID DOES NOT WARRANT, GUARANTEE OR MAKE ANY REPRESENTATION REGARDING THE USE, OR THE RESULTS OF THE USE, OR THE PERFORMANCE OF THE SNPSTREAM INSTRUMENT, OR SOFTWARE PACKAGE. DNAPRINT REPRESENTS AND WARRANTS THAT ANY STATEMENTS HERETOFORE OR HEREAFTER MADE BY ORCHID OR ANY AUTHORIZED REPRESENTATIVE RELATIVE TO THE USE, RESULTS OF THE USE OR PERFORMANCE OF THE SNPSTREAM INSTRUMENT OR SOFTWARE PACKAGE WERE AND WILL ALWAYS BE INDEPENDENTLY VERIFIED BY DNAPRINT AND DNAPRINT AGREES THAT ITS ACCEPTANCE AND/OR USE OF SUCH STATEMENTS IS ENTIRELY AT ITS OWN RISK.

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12    Indemnification

12.1 Orchid agrees to indemnify, defend, and hold harmless DNAPrint from and against all liabilities, damages, expenses and losses (including reasonable attorney fees and costs), arising out of (i) the negligent actions of Orchid, its employees or any third party acting on behalf or under authority of Orchid in the performance of this Agreement and (ii) any actual or alleged act of patent infringement, contributory patent infringement, inducing patent infringement, or copyright infringement resulting from DNAPrint's acquisition of the SNPstream instrument, Software Package, or any information and materials received from Orchid.

12.2 Orchid will not be liable to DNAPrint under paragraph 12.1 if the patent or copyright infringement claim is based on an alteration or modification of the SNPstream Instrument or Software Package, or a use of the SNPstream Instrument or Software Package.

12.3 ORCHID WILL NOT BE LIABLE TO DNAPRINT, DNAPRINT'S AFFILIATES, DNAPRINT'S SUCCESSORS OR ASSIGNS OR ANY THIRD PARTY WITH RESPECT TO ANY USE OF THE SNPSTREAM INSTRUMENT OR SOFTWARE PACKAGE BY DNAPRINT OR ANY AGENT OR EMPLOYEE OF DNAPRINT, OR ANY LOSS, CLAIM, DAMAGE OR LIABILITY OF ANY KIND OR NATURE WHICH MAY ARISE FROM OR IN CONNECTION WITH THE USE, HANDLING, STORAGE OR DISPOSAL OF THE SNPSTREAM INSTRUMENT OR SOFTWARE PACKAGE, OR KNOW-HOW, OR ANY PRODUCTS RESULTING FROM SUCH USE; OR ANY CLAIM FOR LOSS OF PROFITS, LOSS OR INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND.

12.4 DNAPrint agrees to indemnify, defend and hold harmless Orchid from and against all liabilities, demands, damages, expenses and losses (including reasonable attorney fees and costs) arising out of (i) DNAPrint's use , handling, storage and disposal of the SNPstream Instrument, Software Package and any information and materials received from Orchid, except those resulting from Orchid's (or its employees or agents) negligence or willful misconduct, (ii) third party patent claims, (iii) any products developed or made by DNAPrint as a result of the use of the SNPstream Instrument, Software Package and any information and materials received from Orchid, and (iv) any actual or alleged act of patent infringement, contributory patent infringement, inducing patent infringement, or copyright infringement resulting from DNAPrint's use, in any manner, of the SNPstream Instrument, Software Package, and any information and materials received, or in DNAPrint's manufacture, use or sale of any product resulting from such use.

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12.5        A party  seeking  indemnification  under  this  Agreement  will give prompt written notice to the indemnifying party of the commencement of any action (and any prior claims relating to such action) for which the party seeks indemnification. An indemnifying party will have no liability or responsibility of any kind to the party seeking indemnification if it is not promptly notified and does not have adequate opportunity to defend. The indemnifying party will have sole control of the defense of the action and of all negotiations for its settlement or compromise.

12.6  This section 12 survives any termination of this Agreement.

13    Confidentiality

13.1 Orchid agrees not to disclose publicly or to any third party, and to keep in strictest confidence, (i) all information identified by DNAPrint as being secret or confidential, and (ii) all information which by its nature or the circumstances should be treated as confidential.

13.2 DNAPrint agrees not to disclose publicly or to any third party, and to keep in strictest confidence, all (i) prices (ii) Technical Data, (iii) all information identified by Orchid as being secret or confidential, and (iv) all information which by its nature or the circumstances should be treated as confidential.

13.3 The obligation of confidentiality under this section 13 does not apply to information which the recipient can demonstrate is known publicly, is in the public domain or enters the public domain without the fault of the recipient, is disclosed to the recipient by a third party not under obligation of confidence, or was known to the recipient prior to the disclosure (except Technical Data which was not known to DNAPrint prior to the Effective Date of this Agreement will be kept confidential by DNAPrint).

13.4 If either party becomes legally compelled to disclose confidential information of the other, the compelled party will provide prompt notice so that the other party may seek a protective order or other appropriate

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     remedy and/or waive compliance with the provisions of this Agreement. If in the absence of a protective order or the receipt of a waiver, a party nevertheless is legally required to disclose confidential information of the other to any governmental authority or court of competent jurisdiction, or else stand liable for contempt or suffer other censure or penalty, the party may disclose the confidential information, to the most protected and limited extent feasible, without liability under this Agreement.

13.5 The obligations of this section 13 survive and continue for a period of five (5) years after any termination of this Agreement.

14    Publicity

14.1 Orchid may refer to DNAPrint as a purchaser of the SNPstream Instrument in its marketing materials. Within fifteen (15) days of the Effective Date of this Agreement, Orchid and DNAPrint will issue a mutually acceptable joint press release regarding DNAPrint's purchase of the SNPstream Instrument.

14.2 Except as provided in paragraph 14.1, or with the prior express written consent of the other party, neither party nor their officers or employees will at anytime include the other parties name (or that of any of its shareholders, officers, directors, employees or personnel) in any written material, marketing or advertising brochures, bids, contracts, proposals, applications or otherwise, except as may be required by law, or in any way represent or imply that the other party or its shareholders, officers, directors, employees or personnel have endorsed that party or its business.

14.3 Nothing in this Agreement prevents either party from making any public announcement which it is or becomes legally obligated to make.

15    Termination

15.1 Orchid and DNAPrint may terminate this Agreement if the other fails to make any payment due and owing, or commits a breach of any material provision of this Agreement and fails to make such payment within thirty (30) days or remedy such breach within sixty (60) days after receiving written notice of the default or breach.

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15.2        Notwithstanding  paragraph 15.1, Orchid may terminate this Agreement with immediate effect if DNAPrint should not comply with any of the limitations of section 5.

15.3 DNAPrint may terminate this Agreement without cause or reason upon ninety (90) days written notice to Orchid.

15.4 Orchid and DNAPrint each have the right to terminate this Agreement if any proceeding is instituted by or against the other party seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or taking any action to authorize any of the foregoing or similar actions. No assignee for the benefit of creditors, receiver, liquidator, sequestrator, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of the assets or business of Orchid or DNAPrint, as the case may be, will have the right to continue the performance of this Agreement.

15.5 Upon any termination of this Agreement, DNAPrint must immediately cease use of the Software Package and immediately return to Orchid all copies, including any and all copies of Analytic Software acquired under paragraph 4.2, and irretrievably delete all copies of the Software Package from its computer systems. Upon Orchid's request, an authorized officer of DNAPrint will certify in writing that DNAPrint has satisfied the obligations of this paragraph 15.5.

15.6 Upon any termination of this Agreement, Orchid's training, support, service and repair obligations under sections 7 and 8, and DNAPrint's reporting obligations under section 9, will cease to have effect, unless otherwise mutually agreed. Neither DNAPrint nor Orchid will be released from any other obligations theretofore accrued.

16    Miscellaneous

16.1 Orchid, in its performance of this Agreement, may delegate its obligations or duties to one or more authorized representatives as agent(s) for Orchid under this Agreement. However, no authorized representative has the right or authority to make any representation or warranty to DNAPrint, or to assume or create any obligations with or for DNAPrint, whether express or implied, on behalf or in the name of Orchid except as expressly set forth in this Agreement.

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16.2        No amendment, variation, modification or waiver of any breach of any provision of this Agreement will be binding unless executed in writing by an authorized officer of the party to be bound. No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provision of this Agreement.

16.3 Any notice or other communication required or permitted under this Agreement will be sufficiently provided and effectively made if sent by facsimile and either hand-delivered or sent by overnight express courier (e.g. Federal Express) and addressed to the receiving party at its respective address as follows:

Orchid Biosciences, Inc.                  DNAPrint Genomics, Inc.
303 College Road East                     1748 Independence Boulevard, Suite 1D
Princeton, NJ 08540                       Sarasota, Florida 34234
Facsimile:  (609) 750-2250                Facsimile:
Attn:  Kevin Nash                         Attn:  Dr. Tony Frudakis

With a courtesy copy to:                  With a courtesy copy to:

Kalow & Springut LLP
488 Madison Avenue
New York, NY 10016
Facsimile:  (212) 813-9600                Facsimile:
Attn:  David A. Kalow                     Attn:



            or such other address of which the receiving party has given notice pursuant to this paragraph 16.3. The effective date of the notice is the date of receipt of the hand or courier delivery.

16.4 In the event that the performance of this Agreement or of an obligation hereunder, other than the payment of money, is prevented, restricted or interfered with by reason of any cause not within the control of the respective party, and which could not by reasonable diligence have been avoided, the party so affected, upon the giving of prompt notice to the other party, as to the nature and probable

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            duration of the event, is excused from performance to the extent and for the duration of the prevention, restriction or interference, provided that the party so affected uses its reasonable efforts to
            avoid  or  remove  the  cause  of   non-performance   and  continues
            performance under this Agreement whenever and to the extent the cause or causes are removed. For the purpose of this paragraph 16.4, but without limiting the generality hereof, the following will be considered as not being within the control of a party: acts of God; acts or omissions of a governmental agency or body; compliance with requests, recommendations, rules, regulations, or orders of any governmental authority or any officer, department, agency, or
            instrument   thereof;   flood;   storm;   earthquake;   fire;   war;
            insurrection; riot; accidents; acts of the public enemy; invasion; quarantine restrictions; strike; labor lockout; differences with workmen; embargoes; delays or failures in transportation; and acts of a similar nature.

16.5 If any provision of this Agreement is held to be invalid, illegal, unenforceable or void, that provision will be without effect on the validity, legality and enforceability of the remaining provisions or this Agreement as a whole. Both parties will endeavor to replace the invalid, illegal, unenforceable or void provision with a valid and enforceable one that in its equitable effect is most consistent with the prior provision.

16.6        The section and paragraph headings and numbering are for convenience
            only  and  cannot   have  any  effect  on  the   interpretation   or
            construction of this Agreement.

16.7 The laws of the State of New Jersey, excluding the principles of conflicts of laws (and the 1980 U.N. Convention on Contracts for the International Sale of Goods), govern this Agreement. Any legal action arising from a dispute or question regarding the terms and conditions, or performance, of this Agreement may be instituted only in the Superior Court for Mercer County New Jersey or the United States District Court for the District of New Jersey. Both DNAPrint and Orchid consent to the personal jurisdiction and waive any objection to the venue of these courts. Both DNAPrint and Orchid further consent that any service of process may be served by overnight courier or express mail at its address stated in paragraph 16.3.

16.8 A party's breach of a provision of sections 5 or 13 of this Agreement will cause irreparable harm to the other party. Therefore, in addition to any and all remedies available at law, a party will be entitled to injunctive or other equitable relief in the event the other party breaches, or threatens to breach, a provision of section 5 or 13.

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16.9        This  Agreement  is binding  upon and  inures to the  benefit of the heirs, successors and permitted assigns of the parties.

16.10 This Agreement, in whole or in part, is not assignable by either party without the prior written consent of the other party, which consent will not be unreasonably withheld, except that Orchid may assign this Agreement to an affiliate of Orchid, and either party may assign this Agreement to any successor by merger or sale of substantially all of its business or assets to which this Agreement pertains, without any consent. Any effort to assign in violation hereof is considered void. In the event of any assignment, the assigning party must provide the other party with appropriate documentation of the assignment.

16.11 Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms and further agrees that it constitutes the complete and exclusive understanding between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the parties regarding the subject matter of this Agreement; and no party has relied on any representation not expressly set forth or referred to in this Agreement.

16.12 DNAPrint and Orchid acknowledge that (i) its counsel reviewed the terms of this Agreement, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party will not be employed in the interpretation of this Agreement, and (iii) the terms of this Agreement are to be construed fairly as to both parties and not in favor or against either party, regardless of which party was generally responsible for the preparation of this Agreement.

16.13 This Agreement may be executed in two or more counterparts, all of which constitute one and the same legal instrument.
16.14 DNAPrint and Orchid agree to execute, acknowledge, and deliver any further instruments and to do all other acts as may be necessary or appropriate to effect the purpose and intent of this Agreement.



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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective
Date.

DNAPrint Genomics, Inc.                         Orchid Biosciences, Inc.

By:________________________                     By: _______________________

Title:______________________                    Title:_______________________


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